Exhibit 99.1

Index to Unaudited Pro Forma Condensed Consolidated Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information	2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2015	8

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2014	12

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On October 1, 2015, Extra Space Storage Inc. (the “Company”) completed its acquisition of SmartStop Self Storage, Inc. (“SmartStop”), a public, non-traded REIT (the “Transaction”). SmartStop stockholders received $13.75 per share in cash, which represents a total purchase price of approximately $1.4 billion. The Company paid approximately $1.3 billion and the remaining $90.0 million came from the sale of certain assets (the “Excluded Items”) by SmartStop prior to the closing. In connection with the Transaction, the Company acquired 122 SmartStop stores and assumed the management of 43 third-party stores.

The acquisition of SmartStop was a significant acquisition under Rule 3-05 of Regulation S-X. SmartStop’s audited financials for the year ended December 31, 2014 were filed with the Securities and Exchange Commission (“SEC”) on Form 10-K and are incorporated by reference into this filing.

The following unaudited pro forma condensed consolidated financial information of the Company as of and for the nine months ended September 30, 2015 has been derived from (1) the historical unaudited financial statements of the Company as filed in the Company’s Form 10-Q for the nine months ended September 30, 2015 and (2) the historical unaudited financial statements of SmartStop for the nine months ended September 30, 2015, included in this Form 8-K/A.

The following unaudited pro forma condensed consolidated financial information of the Company for the year ended December 31, 2014 has been derived from (1) the historical audited financial statements of the Company as filed in the Company’s Form 10-K for the year ended December 31, 2014, and (2) the historical audited financial statements of SmartStop as filed in SmartStop’s Form 10-K for the year ended December 31, 2014.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 reflects adjustments to the Company’s unaudited historical financial data to give effect to the acquisition of SmartStop as if it had occurred on September 30, 2015.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 reflect adjustments to the Company’s historical financial data to give effect to the acquisition of SmartStop as if it had occurred on January 1, 2014.

The unaudited pro forma adjustments are based on available information. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s actual financial position or results of operations for the period would have been as of the date and for the periods indicated, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read, together with the notes thereto, in conjunction with the more detailed information contained in the historical financial statements referenced in this filing.

Extra Space Storage Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2015

(in thousands, except share data)

	Historical Extra Space	SmartStop	Excluded Items		Purchase Adjustments		Financing Transactions		Pro Forma
	(1)	(2)	(3)		(5)
Assets:
Real estate assets, net	$4,452,251	$590,805	$-		$660,589	(6)	$-		$5,703,645
Real estate assets held for sale	-	63,105	(63,105)	(4)	-		-		-
Other assets related to real estate held for sale	-	7,025	(7,025)		-		-		-
Investments in unconsolidated real estate ventures	84,671	71,666	-		-		-		156,337
Cash and cash equivalents	1,115,532	17,165	-		(1,126,879)	(7)	215,669		221,487
Restricted cash	228,629	6,775	-		(204,258)	(7)	-		31,146
Receivables from related parties and affiliated real estate joint ventures	3,016	-	-		-		-		3,016
Trademarks, net of accumulated amortization	-	10,900	-		(10,900)	(8)	-		-
Goodwill	-	10,305	-		(10,305)	(8)	-		-
Other assets, net	118,737	19,955	-		(27,331)	(7,9)	84,331	(12)	195,692

Total assets	$6,002,836	$797,701	$(70,130)		$(719,084)		$300,000		$6,311,323

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$2,527,756	$478,803	$(15,197)		$(463,606)	(11)	$300,000	(13)	$2,827,756
Premium on notes payable	1,235	-	-		-		-		1,235
Exchangeable senior notes	660,364	-	-		-		-		660,364
Discount on exchangeable senior notes	(26,146)	-	-		-		-		(26,146)
Notes payable to trusts	119,590	-	-		-		-		119,590
Lines of credit	185,000	-	-		-		-		185,000
Merger related liabilities	-	16,329	(300)		(16,029)	(10)	-		-
Accounts payable and accrued expenses	76,303	21,000	(876)		6,517	(9)	-		102,944
Other liabilities	71,394	160	-		6,907	(9)	-		78,461

Total liabilities	3,615,496	516,292	(16,373)		(466,211)		300,000		3,949,204

Commitments and contingencies

Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	-	-	-		-		-		-
Common stock, $0.01 par value, 500,000,000 shares authorized, 123,332,292 shares issued and outstanding at September 30, 2015	1,233	59	-		(59)	(16)	-		1,233
Additional paid-in capital	2,401,886	500,807	-		(500,807)	(16)	-		2,401,886
Accumulated other comprehensive loss	(20,812)	(5,071)	-		5,071	(16)	-		(20,812)
Accumulated deficit	(273,015)	(236,839)	(53,787)		236,750	(14)	-		(326,891)

Total Extra Space Storage Inc. stockholders’ equity	2,109,292	258,956	(53,787)		(259,045)		-		2,055,416
Noncontrolling interest represented by Preferred Operating Partnership units, net of $120,230 notes receivable	80,869	-	-		-		-		80,869
Noncontrolling interests in Operating Partnership	197,017	22,483	-		6,172	(15)	-		225,672
Other noncontrolling interests	162	(30)	30		-		-		162

Total noncontrolling interests and equity	2,387,340	281,409	(53,757)		(252,873)		-		2,362,119

Total liabilities, noncontrolling interests and equity	$6,002,836	$797,701	$(70,130)		$(719,084)		$300,000		$6,311,323

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2015

(in thousands, except share data)

(1)	Reflects the assets, liabilities, noncontrolling interests and stockholders’ equity of the Company as filed on its Form 10-Q for the nine months ended September 30, 2015.

(2)	Reflects the assets, liabilities and equity of SmartStop as of September 30, 2015 as included in this Form 8-K/A. Certain amounts in SmartStop’s financial statements have been reclassified to conform to the Company’s presentation. Such reclassifications did not impact SmartStop’s accumulated deficit.

(3)	In connection with the Agreement and Plan of Merger signed by the Company and SmartStop on June 15, 2015, as amended by Amendment No. 1 to Plan of Merger dated July 16, 2015 (the “Merger Agreement”), it was agreed that certain assets would be excluded from the acquisition (“Excluded Items”) identified by the Company as not complementary to the Company’s business or otherwise not of primary interest to the Company. These Excluded Items would instead be sold to Strategic 1031, LLC, a Delaware limited liability company (“Strategic 1031”) prior to the Transaction. The Excluded Items include the following:

a)	SmartStop Self Storage Operating Partnership, L.P.’s (“SmartStop OP”) membership interests in SSTI Canada Acquisitions, LLC (“SSTI Canada”), which were sold to Strategic 1031 for $72,000 less certain remaining construction and other costs, which totaled $6,389, for a net purchase price of $65,611. SSTI Canada and its subsidiaries owned the real property of SmartStop’s five Canadian stores. These stores had mortgages totaling $15,197 as of September 30, 2015.
b)	SmartStop OP’s membership interests in SSTI Ladera Land, LLC (“SSTI Ladera”), which were sold to Strategic 1031 for $3,892, plus all entitlements and construction costs incurred, which were $10,406, for a total purchase price of $14,298, which was payable at the closing of the Transaction. SSTI Ladera owns approximately four acres of vacant land located in Ladera Ranch, California that is being developed.
c)	SmartStop OP’s interest in Montgomery County Self Storage, DST (“Montgomery County DST”), which was sold to Strategic 1031 for $100. SmartStop had an indirect 1.492% interest in Montgomery County, DST, which had a carrying value as of September 30, 2015 of $100.
d)	SmartStop’s interest in its non-traded REIT platform, which was sold to Strategic 1031 for an aggregate purchase price of $10,000, plus the amount of net working capital as of September 30, 2015, which was $350, for a total purchase price of $10,350. The non-traded REIT platform includes the following: (a) SmartStop Asset Management LLC, (b) Strategic Capital Markets Group, LLC, (c) Enterprises SSTI Canada TRS Inc., and (d) SSPM Canada, together with all the intellectual property associated with the non-REIT platform. Included in these entities was $157 of investments in unconsolidated real estate ventures, $2,400 of allocated goodwill, the Strategic Storage trademark with a carrying amount of $470 as of September 30, 2015, other intangible assets with carrying values totaling $2,037 as of September 30, 2015 and other miscellaneous assets and liabilities.

Strategic 1031 is owned and controlled by H. Michael Schwartz, SmartStop’s former Chief Executive Officer, President and Chairman of the Board of Directors. In light of this relationship, the sales of the Excluded Items were reviewed and approved by a special committee of SmartStop’s Board, consisting of their independent directors.

(4)	The carrying values of the real estate assets owned by SSTI Canada and SSTI Ladera that were included in SmartStop’s September 30, 2015 financials are as follows:

	SSTI Canada
	Dufferin	Mavis	Brewster	Granite	Centennial	SSTI Ladera	Total
Land	$3,467	$1,864	$2,535	$1,789	$2,833	$3,953	$16,441
Buildings	7,752	8,892	9,216	6,866	-	-	32,726
Site Improvements	314	569	544	117	-	-	1,544

	11,533	11,325	12,295	8,772	2,833	3,953	50,711
Accumulated depreciation	(1,126)	(1,024)	(702)	(163)	-	-	(3,015)

	10,407	10,301	11,593	8,609	2,833	3,953	47,696
Construction in progress	-	-	-	944	3,406	11,059	15,409

Net real estate assets	$10,407	$10,301	$11,593	$9,553	$6,239	$15,012	$63,105

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2015

(in thousands, except share data)

(5)	This preliminary purchase price allocation represents the best information available to management at the time of this filing. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation in the pro forma adjustments. The final valuation allocation may include (1) changes in fair values of real estate assets, (2) changes in allocations to intangible assets and (3) other changes to assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the transaction closing date, October 1, 2015:

SmartStop shares outstanding at September 30, 2015	58,648,967
SmartStop Operating Partnership (OP) units outstanding	3,316,991

Total SmartStop shares and OP Units outstanding	61,965,958
Cash consideration (per share)	$13.75

Total due to stock and unit holders	$852,032

Cash paid by the Company to stock and unit holders (excludes OP units exchanged for Company OP units)	820,490
Fair value of the Company’s OP units issued to certain SmartStop unit holders	28,655
Cash advanced to SmartStop prior to close	10,000
Cash paid for debt (excludes defeasance and prepayment penalties)	465,082

$1,324,227

Real estate assets acquired:
Land	$182,390
Buildings and improvements	1,050,335
Customer intangibles and other	18,669

1,251,394

Investments in unconsolidated real estate ventures	71,666
Cash	17,165
Restricted cash	6,775
Other assets	2,624
Accounts payable and accrued expenses	(18,330)
Other liabilities	(7,067)

Total preliminary allocations	$1,324,227

(6)	Reflects the adjustment to increase the basis in the acquired real estate assets to its preliminary estimated fair value of $1,251,394.

(7)	Reflects the cash paid by the Company related to the transaction, as follows:

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2015

(in thousands, except share data)

Buyout of stock and OP unit holders	$820,490
Advance to SmartStop prior to close (Other Assets)	10,000
Repayment of debt - at close	260,824
Amounts held in escrow for defeasance of debt (restricted cash)	204,258
Payment of prepayment penalties related to repayment of debt	12,156
Payment of defeasance fees related to defeasance of debt	25,356
Payment of additional transaction costs	8,053

Total cash paid	$1,341,137

Adjustment to cash and cash equivalents	$(1,126,879)
Adjustment to restricted cash and other assets	(214,258)

Total cash paid	$(1,341,137)

The Company paid $204,258 as amounts to be held in escrow for the defeasance of debt and $10,000 as an advance to SmartStop on or prior to September 30, 2015. These amounts were included in “Restricted cash” and “Other assets” on the Company’s balance sheet as of September 30, 2015, respectively. Additionally, the Company paid cash of $8,053 for transaction-related costs, and a total of $37,512 for defeasance and prepayment costs associated with SmartStop’s debt, which were expensed as incurred and are reflected as adjustments to accumulated deficit.

(8)	Reflects the adjustment to decrease the basis in the acquired trademarks and goodwill to its preliminary estimated fair value of $0. Additionally, there was no excess of consideration paid over the fair values of the assets and liabilities acquired, so no goodwill was recorded by the Company related to the Transaction.

(9)	Reflects the adjustments to record other assets, accounts payable and accrued expenses and other assets at their fair values based on the preliminary purchase price allocations as of the acquisition date as shown in note (5) above. Included in accounts payable and accrued expenses is $8,311 of additional transaction costs paid subsequent to closing.

(10)	This liability on SmartStop’s books represented $6,028 of cash received by SmartStop from Strategic 1031 prior to September 30, 2015 as a deposit and a $10,000 advance received from the Company. The cash from Strategic 1031 was a deposit for the purchase of the Excluded Items, which closed on October 1, 2015, just prior to the Transaction, and the $10,000 advance from the Company was related to the Merger.

(11)	The existing debt of SmartStop was repaid as part of the Transaction, along with $37,512 of prepayment and defeasance penalties as noted in (7) above.

(12)	To finance Strategic 1031’s purchase of the Excluded Items, the Company loaned Strategic 1031 $84,331. The loans are secured by an interest in the Excluded Items and will accrue interest at 7% per annum. $15,540 was paid by the Company to repay the debt associated with the Excluded Items on behalf of Strategic 1031, and the remaining $68,791 was paid separately. $70,000 of these loans will have a term of 120 days after the closing and the remaining $14,331 will have a term of 365 days after the closing.

(13)	To help finance the acquisition of SmartStop, the Company obtained a $300,000 loan with a single lender that is secured by 47 stores. The loan bears interest at one month LIBOR plus 1.60% and matures September 22, 2022.

(14)	Reflects the following adjustments:

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2015

(in thousands, except share data)

Adjustment to reverse SmartStop’s accumulated deficit	$236,839
Adj. to reverse accumulated deficit associated with Excluded Items	53,787
Debt defeasance costs expensed	(25,356)
Debt prepayment penalties expensed	(12,156)
Transaction costs paid at close expensed	(8,053)
Additional transaction costs expensed	(8,311)

Total adjustment to accumulated deficit	$236,750

(15)

Reflects the adjustment to reverse SmartStop’s Noncontrolling interest in Operating Partnership of ($22,483), plus the $28,655 fair value of OP Units issued by the Company as part of the Transaction, as noted in (5) above.

(16)	Represents the elimination of the historical equity of SmartStop.

Extra Space Storage

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months ended September 30, 2015

(in thousands, except share and per share data)

	Historical Extra Space	SmartStop	Excluded Items	Pro Forma Adjustments		Pro Forma
	(1)	(2)	(3)
Revenues:
Property rental	$480,466	$77,314	$(3,166)	$-		$554,614
Tenant reinsurance	52,076	1,615	-	-		53,691
Management fees and other income	23,969	2,251	(2,004)	-		24,216

Total revenues	556,511	81,180	(5,170)	-		632,521

Expenses:
Property operations	144,331	25,933	(1,452)	-		168,812
Tenant reinsurance	9,819	-	-	-		9,819
Acquisition related costs	5,703	5,681	-	(5,544)	(4)	5,840
General and administrative	49,620	10,888	(2,908)	-		57,600
Depreciation and amortization	92,691	19,283	(988)	11,238	(5)	122,224

Total expenses	302,164	61,785	(5,348)	5,694		364,295

Income from operations	254,347	19,395	178	(5,694)		268,226

Gain on real estate transactions and earnout from prior acquisitions	1,501	-	-	-		1,501
Interest expense	(65,053)	(18,770)	189	(2,771)	(7)	(86,405)

Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(2,198)	-	-	-		(2,198)
Interest income	1,640	-	-	292	(6)	1,932
Interest income on note receivable from Preferred Operating Partnership unit holder	3,638	-	-	-		3,638

Income before equity in earnings of unconsolidated real estate ventures and income tax expense	193,875	625	367	(8,173)		186,694
Equity in earnings of unconsolidated real estate ventures	9,054	7,512	178	-		16,744
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners’ interests	2,857	-	-	-		2,857
Foreign currency and other	-	(2,452)	2,452	-		-
Income tax expense	(7,994)	-	-	-		(7,994)

Net income	197,792	5,685	2,997	(8,173)		198,301
Net income allocated to Preferred Operating Partnership noncontrolling interests	(9,045)	-		(4)	(8)	(9,049)
Net income allocated to Operating Partnership and other noncontrolling interests	(7,948)	(278)	(27)	(23)	(8)	(8,276)

Net income attributable to common stockholders	$180,799	$5,407	$2,970	$(8,200)		$180,976

Earnings per common share
Basic	$1.52					$1.53

Diluted	$1.51					$1.51

Weighted average number of shares
Basic	118,564,872	-	-	-		118,564,872
Diluted	125,406,313	-	-	376,848	(9)	125,783,161

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2015

(in thousands, except share and per share data)

(1)	Reflects the results of operations of the Company as filed on its Form 10-Q for the nine months ended September 30, 2015.

(2)	Reflects the results of operations of SmartStop for the nine months ended September 30, 2015 included with this Form 8-K/A. Certain amounts in SmartStop’s financial statements have been reclassified to conform to the Company’s presentation. Such reclassifications did not impact previously reported net income.

(3)	In connection with the Agreement and Plan of Merger signed by the Company and SmartStop on June 15, 2015 (the “Merger Agreement”), it was agreed that certain assets would be excluded from the acquisition (“Excluded Items”). See Note (3) to the Unaudited Pro Forma Condensed Balance Sheet for more information relating to the Excluded Items. This column reflects the results of the operations of the Excluded Items for the period presented.

(4)	This reflects the elimination of non-recurring merger costs.

(5)	Reflects the adjustments to depreciation and amortization expense for the period from January 1, 2015 to September 30, 2015. Adjustments to depreciation and amortization expense are summarized as follows:

Real estate assets acquired:	New Basis	Depreciation/ Amortization Period	Estimated Annual Depreciation/ Amortization
Land	$182,390	Not Applicable	$-
Buildings and improvements	1,050,335	39 years	26,932
Customer intangibles	18,669	18 months	12,446

Total	$1,251,394		$39,378

Estimated Depreciation/Amortization for the Nine Months ended Sept. 30, 2015			$29,533
Less: Elimination of SmartStop Historical Depreciation/Amortization			(18,295)

Total Adjustment to Depreciation/Amortization:			$11,238

These preliminary estimates of fair value and estimated useful lives will possibly differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of real estate assets would cause a corresponding increase or decrease in the annual depreciation and amortization expense of approximately $3.9 million, assuming an overall weighted-average useful life of 27.3 years.

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2015

(in thousands, except share and per share data)

(6)	Reflects the following adjustments to interest income:

Cash used in acquisition	$(1,341,137)
Cash used in loan to Strategic 1031	(84,331)
Total cash provided by new debt	950,000

Net cash used	(475,468)
Estimated time cash was outstanding	3 months
Estimated interest rate	0.50%

Estimated decrease in interest income	(594)

Loan receivable from Strategic 1031	84,331
Interest rate	7.00%
Portion to be outstanding for 120 days	70,000
Portion to be outstanding for 365 days	14,331

Calculated increase in interest income	886

Total adjustment to interest income	$292

(7)	Reflects the following adjustment to interest expense

New Company debt	$950,000

Interest rate:
Blended interest rate	2.70%

Estimated annual interest	$(25,683)
Estimated new interest for the nine months ended September 30, 2015	$(19,262)

Amortization of deferred financing costs	(2,090)
Elimination of SmartStop historical interest for the nine months ended September 30, 2015	18,581

Total adjustment to interest expense	$(2,771)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $0.4 million for the nine months ended September 30, 2015.

Extra Space Storage Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2015

(in thousands, except share and per share data)

(8)	Reflects the following adjustments to noncontrolling interests:

	Preferred Operating Partnership	Operating Partnership	Total

Increase in net income as a result of acquisitions and other pro forma adjustments:	$509	$509	$509
Weighted average percentage OP units held by noncontrolling interests prior to Transaction	0.70%	4.14%	4.84%
Increase to percentage of OP Units as a result of new OP Units issued in Transaction	0.00%	0.28%	0.28%

Adjusted percentage	0.70%	4.42%	5.12%

Increase in net income allocated to Operating Partnership and other noncontrolling interests	$4	$23	$26

(9)	Represents the OP Units issued in conjunction with the Transaction.

Extra Space Storage

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(amounts in thousands, except share and per share data)

	Historical Extra Space	SmartStop	Excluded Items	Pro Forma Adjustments		Pro Forma
	(1)	(2)	(3)
Revenues:
Property rental	$559,868	$96,090	$(3,462)	$-		$652,496
Tenant reinsurance	59,072	1,964	(31)	-		61,005
Management fees and other income	28,215	205	(160)	-		28,260

Total revenues	647,155	98,259	(3,653)	-		741,761

Expenses:
Property operations	172,416	31,495	(1,998)	-		201,913
Tenant reinsurance	10,427	-	-	-		10,427
Acquisition related costs	9,826	3,558	(215)	-		13,169
General and administrative	60,942	14,425	(1,033)	-		74,334
Depreciation and amortization	115,076	25,737	(1,079)	14,720	(4)	154,454

Total expenses	368,687	75,215	(4,325)	14,720		454,297

Income from operations	278,468	23,044	672	(14,720)		287,464

Loss on real estate transactions and earnout from prior acquisitions	(10,285)	-	-	-		(10,285)
Property casualty loss, net	(1,724)	-	-	-		(1,724)
Interest expense	(81,330)	(19,769)	311	(9,012)	(6)	(109,800)

Non-cash interest expense related to amortization of discount on equity component of exchangeable senior notes	(2,683)	-	-	-		(2,683)
Interest income	1,607	-	-	543	(5)	2,150
Interest income on note receivable from Preferred Operating Partnership unit holder	4,850	-	-	-		4,850

Income before equity in earnings of unconsolidated real estate ventures and income tax expense	188,903	3,275	983	(23,189)		169,972
Equity in earnings of unconsolidated real estate ventures	10,541	724	56	-		11,321
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partners’ interests	4,022	1,877	-	-		5,899
Foreign currency and other	-	(1,064)	1,064	-		-
Income tax (expense) benefit	(7,570)	-	-	-		(7,570)

Net income	195,896	4,812	2,103	(23,189)		179,622
Net income allocated to Preferred Operating Partnership noncontrolling interests	(10,991)	-	-	127	(7)	(10,864)
Net income allocated to Operating Partnership and other noncontrolling interests	(6,550)	(129)	-	623	(7)	(6,056)

Net income attributable to common stockholders	$178,355	$4,683	$2,103	$(22,439)		$162,702

Earnings per common share
Basic	$1.54					$1.41

Diluted	$1.53					$1.40

Weighted average number of shares
Basic	115,713,807	-	-	-		115,713,807
Diluted	121,435,267	-	-	376,848	(8)	121,812,115

Extra Space Storage Inc.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

(1)	Reflects the results of operations of the Company as filed on its Form 10-K for the year ended December 31, 2014.

(2)	Reflects the results of operations of SmartStop as filed on its Form 10-K for the year ended December 31, 2014. Certain amounts in SmartStop’s financial statements have been reclassified to conform to the Company’s presentation. Such reclassifications did not impact previously reported net income.

(3)	In connection with the Agreement and Plan of Merger signed by the Company and SmartStop on June 15, 2015, as amended by Amendment No. 1 to Plan of Merger dated July 16, 2015 (the “Merger Agreement”), it was agreed that certain assets would be excluded from the acquisition (“Excluded Items”). See Note (3) to the Unaudited Pro Forma Condensed Balance Sheet for more information relating to the Excluded Items. This column reflects the results of the operations of the Excluded Items for the period presented.

(4)	Reflects the adjustments to depreciation and amortization expense for the period from January 1, 2014 to December 31, 2014. Adjustments to depreciation and amortization expense are summarized as follows:

Real estate assets acquired:	New Basis	Depreciation/ Amortization Period	Estimated Annual Depreciation/ Amortization
Land	$182,390	Not Applicable	$-
Buildings and improvements	1,050,335	39 years	26,932
Customer intangibles	18,669	18 months	12,446

Total	$1,251,394		$39,378

Less: Elimination of SmartStop Historical Depreciation/Amortization			(24,658)

Total Adjustment to Depreciation/Amortization:			$14,720

These preliminary estimates of fair value and estimated useful lives will possibly differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. A 10% change in the valuation of real estate assets would cause a corresponding increase or decrease in the annual depreciation and amortization expense of approximately $3.9 million, assuming an overall weighted-average useful life of 27.3 years.

Extra Space Storage Inc.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

(5)	Reflects the following adjustments to interest income:

Cash used in acquisition	$(1,341,137)
Cash used in loan to Strategic 1031	(84,331)
Total cash provided by new debt	950,000

Net cash used	(475,468)
Estimated time cash was outstanding	3 months
Estimated interest rate	0.50%

Estimated decrease in interest income	(594)

Loan receivable from Strategic 1031	84,331
Interest rate	7.00%
Portion to be outstanding for 120 days	70,000
Portion to be outstanding for 365 days	14,331

Calculated increase in interest income	1,137

Total adjustment to interest income	$543

(6)	Reflects the following adjustment to interest expense

New Company debt	$950,000
Interest rate:
Blended interest rate	2.70%
Estimated annual interest	$(25,683)

Amortization of deferred financing costs	(2,787)
Elimination of SmartStop historical interest for the year ended December 31, 2014	19,458

Total adjustment to interest expense	$(9,012)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $0.6 million for the year ended December 31, 2014.

Extra Space Storage Inc.

Notes to Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

(7)	Reflects the following adjustments to noncontrolling interests:

	Preferred Operating Partnership	Operating Partnership		Total

Decrease in net income as a result of acquisitions and other pro forma adjustments:	$(16,274)	$	$ (16,274)	$	$ (16,274)
Weighted average percentage OP units held by noncontrolling interests prior to Transaction	0.78%		3.50%		4.28%
Increase to percentage of OP Units as a result of new OP Units issued in Transaction	0.00%		0.33%		0.33%

Adjusted percentage	0.78%		3.83%		4.61%

Increase in net income allocated to Operating Partnership and other noncontrolling interests	$(127)		$(623)		$(750)

(8)	Represents the OP Units issued in conjunction with the Transaction.